Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT



To the Board of Directors and Shareholders of Isolyser Company, Inc.


We consent to the incorporation by reference in this Registration Statement of Isolyser Company, Inc. on Form S-8 of our report dated February 27, 1998 (March 20, 1998 as to the 7th paragraph of Note 5) appearing in the annual report on Form 10-K of Isolyser Company, Inc. for the year ended December 31, 1997.


                                          /s/DELOITTE & TOUCHE LLP

                                          DELOITTE & TOUCHE LLP



Atlanta, Georgia
December 29, 1998